SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2013

One Horizon Group, Inc.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Weststrasse 1, Baar, Switzerland, CH6340
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

011 41 41 760 5820
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 31, 2013, Ishuo Network Information Co., Ltd (“Ishuo”), a limited liability company, organized in China and controlled by One Horizon Group, Inc. (the “Company” or “us”), entered into an agreement (the “Agreement”) with Leiqiang Telecommunication Co., Ltd, (“Leiqiang”) pursuant to which Ishuo and Leiqiang jointly agreed to restructure Chongqing Leixin Network Technology (“Leixin”) and increase its registered capital.

Leixin is a wholly owned China subsidiary of Leiqiang. Pursuant to the agreement and the strategic assets contributed by each party, Leixin will be able to provide various optimized internet value added services to its mobile subscribers including but not limited to voice and social media services including text, picture, video and geo-location messaging. These value added services are made possible through the creation of a “Virtual SIM” that utilizes the 95131 area code number range and One Horizon’s proprietary communication software, an industry first. The “Virtual SIM” will be deployed via a Leixin branded smart phone app that will also make use of the One Horizon on-line payment service to enable the purchase of call and message credits as well as the purchase and sharing of Stickers, Emojis & Emoticons.  Combined with One Horizon’s location aware mobile advertising services the Leixin branded smart phone app is expected to drive multiple revenue streams from the supply of its value added services.

Pursuant to the Agreement, Leiqiang will contribute telephone numbers in the 95131 area code and access to its substantial telecommunications and data center infrastructure. Leiqiang will transfer 45% of the equity interest of Leixin to Ishuo for consideration which includes the right to use One Horizon’s proprietary optimized mobile Internet technologies and a commitment to fund RMB 99 million (approximately $ 16.5 million) to increase Leixin’s registered capital.  Additionally, Leiqiang will be entitled to collect certain operating fees and Ishuo will be entitled to collect certain software license fees.

The Leixin joint venture provides the Company with additional sources of revenue through traditional software licensing fees plus subscriber revenues from consumers who sign up for the Leixin “Virtual SIM” through a Leixin branded smartphone app which will be available across various online App stores in China. Management will seek to acquire 100 million new subscribers for the Leixin branded smartphone app over a three-year period and expects to achieve industry average revenues per user (ARPU) for similar social media apps.

The Company is actively pursuing similar joint venture and revenue sharing agreements in other Asian and European markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: January 7, 2014	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer